Exhibit 99.1

INTERACTIVE BROKERS GROUP ANNOUNCES 2009 RESULTS

— — —

REPORTS INCOME BEFORE TAXES OF $545 MILLION ON $1.1 BILLION IN NET REVENUES, EARNINGS PER SHARE OF $0.87

GREENWICH, CONN, January 21, 2010 — Interactive Brokers Group, Inc. (NASDAQ GS: IBKR) an automated global electronic market maker and broker, today reported diluted earnings per share of $0.87 for the year ended December 31, 2009, compared to diluted earnings per share of $2.24 in 2008.

Net revenues were $1,100 million and income before income taxes was $545 million for the year, compared to net revenues of $1,850 million and income before income taxes of $1,250 million in 2008.

Business Highlights

•	50% pre-tax profit margin for 2009.
•	49% Electronic Brokerage pre-tax margin for 2009.
•	Customer equity grew by 71%, to $15.2 billion from prior year and customer accounts grew by 21%.
•	Cleared DARTs were 316,000 in 2009, even with the prior year.
•	Market Making pre-tax income decreased 68% from the prior year.
•	53% Market Making pre-tax profit margin for 2009.

"In 2009, as a consequence of the credit crises, risk aversion has greatly increased among institutional traders," said Thomas Peterffy, our CEO. “The resulting high option premiums, which we need to pay as part of our hedging costs, were difficult to make up for with trading profits in an environment of shrinking spreads and diminishing volumes.

We have nevertheless, escaped the crises without any losses. As the largest publicly traded non-bank, Broker-Dealer, with equity capital of $4.9 billion, we are well positioned to continue building our business in a strengthening world economy."

Segment Overview

Electronic Brokerage

Electronic Brokerage segment income before income taxes grew 3% in 2009. Customer accounts grew 21% from the prior year and customer equity increased 71% during 2009, partly offset by reduced customer trading activity. Net interest income declined 27% due to the historically low benchmark interest rates. Pre-tax profit margin was 49% for 2009. Total DARTs* for cleared and execution-only customers decreased 3% to 347,000 in 2009, compared to 357,000 during 2008, which was an extraordinarily turbulent year in the markets. Cleared DARTs were 316,000 in 2009, even with the prior year.

Market Making

Market Making segment income before income taxes decreased 68% in 2009. Pre-tax profit margin narrowed to 53% in 2009 from 77% in 2008. Low market volatility, compressed bid/offer spreads in options and heightened competition reduced the trading opportunities for our automated market making system. In the latter part of 2009, the ratio of implied to actual volatility was relatively high, making it expensive to maintain our desired hedged position. We continued to avoid counterparty risks and balance sheet exposure from illiquid positions by making markets primarily in exchange-traded products that are cleared through central clearing houses. Market Making options contract volume decreased by 17% and futures volume decreased by 30% in 2009.

*Daily average revenue trades (DARTs) are based on customer orders.

_____________________

Conference Call Information:

Interactive Brokers Group will hold a conference call with investors today, January 21, 2010, at 5:00 p.m. ET to discuss its 2009 results. Investors who would like to listen to the conference call live should dial 888-213-3754 (U.S. domestic) and 913-312-0865 (international). The number should be dialed approximately ten minutes prior to the start of the conference call. Ask for the “Interactive Brokers Conference Call.”

The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.

About Interactive Brokers Group, Inc.:

Interactive Brokers Group, Inc., together with its subsidiaries, is an automated global electronic market maker and broker specializing in routing orders and executing and processing trades in securities, futures, foreign exchange instruments, bonds and funds on more than 80 electronic exchanges and trading venues around the world. As a market maker, we provide liquidity at these marketplaces and, as a broker, we provide professional traders and investors with electronic access to stocks, options, futures, forex, bonds and mutual funds from a single IB Universal AccountSM. Employing proprietary software on a global communications network, Interactive Brokers is continuously integrating its software with a growing number of exchanges and trading venues into one automatically functioning, computerized platform that requires minimal human intervention.

Cautionary Note Regarding Forward-Looking Statements:

The foregoing information contains certain forward-looking statements that reflect the company's current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the company's actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Media: Andrew Wilkinson, 203-913-1369 or Investors: Deborah Liston, 203-618-4070.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

OPERATING DATA

TRADE VOLUMES:

(in 000's, except %)

					Brokerage
	Market		Brokerage		Non				Avg. Trades
	Making	%	Cleared	%	Cleared	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2003	32,772		22,748		2,367		57,887		230
2004	41,506	27%	28,876	27%	2,932	24%	73,314	27%	290
2005	54,044	30%	34,800	21%	7,380	152%	96,224	31%	382
2006	66,043	22%	51,238	47%	12,828	74%	130,109	35%	518
2007	99,086	50%	72,931	42%	16,638	30%	188,655	45%	752
2008	101,672	3%	120,195	65%	16,966	2%	238,833	27%	944
2009	93,550	-8%	127,338	6%	13,636	-20%	234,524	-2%	934

4Q2008	29,628		33,187		3,953		66,768		1,043
4Q2009	19,671	-34%	31,664	-5%	4,590	16%	55,925	-16%	888

CONTRACT AND SHARE VOLUMES:

(in 000’s, except %)

TOTAL

	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2003	194,358		31,034		17,038,250
2004	269,715	39%	37,748	22%	17,487,528	3%
2005	409,794	52%	44,560	18%	21,925,120	25%
2006	563,623	38%	62,419	40%	34,493,410	57%
2007	673,144	19%	83,134	33%	47,324,798	37%
2008	757,732	13%	108,984	31%	55,845,428	18%
2009	643,380	-15%	82,345	-24%	75,449,891	35%

4Q2008	179,024		26,284		15,902,631
4Q2009	156,058	-13%	19,687	-25%	19,521,440	23%

MARKET MAKING

	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2003	177,459		6,638		12,578,584
2004	236,569	33%	10,511	58%	12,600,280	0%
2005	308,613	30%	11,551	10%	15,625,801	24%
2006	371,929	21%	14,818	28%	21,180,377	36%
2007	447,905	20%	14,520	-2%	24,558,314	16%
2008 **	514,629	15%	21,544	48%	26,008,433	6%
2009 **	428,810	-17%	15,122	-30%	26,205,229	1%

4Q2008 **	127,468		5,776		8,085,820
4Q2009 **	97,520	-23%	3,446	-40%	5,378,987	-33%

____________________

*   Includes options on futures

** In Brazil, an equity option contract typically represents 1 share of the underlying stock; however, the typical minimum trading quantity is 100 contracts. To make a fair comparison to volume at other exchanges, we have adopted a policy of reporting Brazilian equity options contracts divided by their trading quantity of 100.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

OPERATING DATA, CONTINUED

BROKERAGE TOTAL

	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2003	16,898		24,396		4,459,667
2004	33,146	96%	27,237	12%	4,887,247	10%
2005	101,181	205%	33,009	21%	6,299,319	29%
2006	191,694	89%	47,601	44%	13,313,033	111%
2007	225,239	17%	68,614	44%	22,766,484	71%
2008	243,103	8%	87,440	27%	29,836,995	31%
2009	214,570	-12%	67,223	-23%	49,244,662	65%

4Q2008	51,556		20,508		7,816,811
4Q2009	58,538	14%	16,241	-21%	14,142,453	81%

BROKERAGE CLEARED

	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2003	11,351		19,086		3,612,503
2004	16,438	45%	24,118	26%	4,339,462	20%
2005	23,456	43%	30,646	27%	5,690,308	31%
2006	32,384	38%	45,351	48%	12,492,870	120%
2007	51,586	59%	66,278	46%	20,353,584	63%
2008	77,207	50%	85,599	29%	26,334,752	29%
2009	93,868	22%	66,241	-23%	46,627,344	77%

4Q2008	18,711		20,164		6,961,864
4Q2009	23,679	27%	15,977	-21%	13,335,438	92%

__________________

* Includes options on futures

BROKERAGE STATISTICS

(in 000's, except % and where noted)

	4Q2009	4Q2008	% Change
Total Accounts	134	111	21%
Customer Equity (in billions) *	$15.2	$8.9	71%
Cleared DARTs	309	340	-9%
Total Customer DARTs	346	372	-7%

(in $'s, except DART per account)
Commission per DART	$4.36	$3.86	13%
DART per Avg. Account (Annualized)	597	789	-24%
Net Revenue per Avg. Account (Annualized)	$3,529	$3,939	-10%

___________________

* Excludes non-customers

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

(UNAUDITED)

		Three Months		Twelve Months
		Ended December 31,		Ended December 31,
		2009	2008	2009	2008
		(in millions)
Market Making	Net revenues	$ 75.2	$ 308.8	$ 626.4	$ 1,343.5
	Non-interest expenses	78.7	87.2	295.6	315.9

	Income before income taxes	$ (3.5)	$ 221.6	$ 330.8	$ 1,027.6

	Pre-tax profit margin	-5%	72%	53%	77%

Electronic Brokerage	Net revenues	$ 125.1	$ 118.7	$ 474.4	$ 505.8
	Non-interest expenses	63.5	75.7	243.2	281.8

	Income before income taxes	$ 61.6	$ 43.0	$ 231.2	$ 224.0

	Pre-tax profit margin	49%	36%	49%	44%

Corporate*	Net revenues	$ 0.1	$1.8	$ (0.5)	$ 0.8
	Non-interest expenses	6.0	(2.6)	17.0	2.7

	Income before income taxes	$ (5.9)	$ 4.4	$ (17.5)	$ (1.9)

Total	Net revenues	$ 200.4	$ 429.3	$ 1,100.3	$ 1,850.1
	Non-interest expenses	148.2	160.3	555.8	600.4

	Income before income taxes	$ 52.2	$ 269.0	$ 544.5	$ 1,249.7

	Pre-tax profit margin	26%	63%	50%	68%

* Corporate includes corporate related activities as well as inter-segment eliminations.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008
	(in millions, except share and per share data)
Revenues:
Trading gains	$ 75.1	$ 298.0	$ 633.9	$ 1,304.0
Commissions and execution fees	89.5	87.6	353.0	359.5
Interest income	31.9	63.4	121.6	437.2
Other income	19.3	25.8	61.3	81.4

Total revenues	215.8	474.8	1,169.8	2,182.1

Interest expense	15.4	45.5	69.5	332.0

Total net revenues	200.4	429.3	1,100.3	1,850.1

Non-interest expenses:
Execution and clearing	71.8	78.7	273.2	322.7
Employee compensation and benefits	47.5	38.6	175.8	158.0
Occupancy, depreciation and amortization	10.9	10.1	40.4	37.7
Communications	6.2	5.3	22.8	18.7
General and administrative	11.8	27.6	43.6	63.3

Total non-interest expenses	148.2	160.3	555.8	600.4

Income before income taxes	52.2	269.0	544.5	1,249.7

Income tax expense	4.3	34.0	54.4	128.4

Net income	47.9	235.0	490.1	1,121.3

Net income attributable to non-controlling interests	45.6	214.7	453.9	1,028.3

Net income available for common shareholders	$ 2.3	$ 20.3	$ 36.2	$ 93.0

Earnings per share
Basic	$ 0.06	$ 0.50	$ 0.88	$ 2.30
Diluted	$ 0.06	$ 0.49	$ 0.87	$ 2.24

Weighted average common shares outstanding
Basic	41,214,762	40,576,319	40,973,290	40,434,273
Diluted	41,973,635	41,524,142	41,799,489	41,461,018

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31, 2009	December 31, 2008
	(in millions)
Assets
Cash and cash equivalents	$ 806.6	$ 943.5
Cash and securities - segregated for regulatory purposes	6,728.9	4,992.1
Securities purchased under agreements to resell	413.0	715.7
Securities borrowed	5,063.0	5,911.9
Trading assets, at fair value	9,344.0	11,114.7
Receivables from customers, net of allowance	3,239.6	1,621.2
Receivables from brokers, dealers and clearing organizations	493.1	2,528.0
Other assets	517.4	529.6

Total assets	$ 26,605.6	$ 28,356.7

Liabilities and equity

Liabilities
Trading liabilities - financial instruments sold but not yet purchased, at fair value	$ 8,763.2	$ 13,476.8
Securities loaned	1,133.7	656.6
Short-term borrowings	320.8	208.1
Other payables:
Customers	10,587.7	6,929.6
Brokers, dealers and clearing organizations	164.5	1,614.8
Other payables	552.8	619.6
	11,305.0	9,164.0

Senior notes payable and senior secured credit facility	205.8	443.1

Equity
Stockholders' equity	574.9	513.9
Non-controlling interests	4,302.2	3,894.2
Total equity	4,877.1	4,408.1

Total liabilities and equity	$ 26,605.6	$ 28,356.7